Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 18, 2013 (the "Agreement Date") by and between Casey Container Corp., a Nevada corporation, (herein referred to as "Casey") and Aruba Brands Corp., a Nevada corporation, (herein referred to as "Aruba").

     WHEREAS, Casey Container Corp. is a publicly held Nevada Corporation with its common stock traded on the OTC.BB Market, under the symbol "CSEY"; and

     WHEREAS, Aruba desires to purchase 19.9% of the total issued outstanding shares Casey in exchange for $1,500,000 and for Casey to change the Company's name that is agreeable to both parties; and

     WHEREAS, Casey agrees to sell 19.9% of the total issued outstanding shares to Aruba in exchange for $1,500,000 and for Casey to change the Company's name that is agreeable to both parties; and

     WHEREAS, upon the effectiveness of this Agreement, as defined below, the parties acknowledge and accept the desires of Aruba to purchase from Casey the said restricted common shares of Casey Container Corp.; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                  THE PURCHASE

1. The Purchase. Subject to the terms and conditions of this Agreement, upon signing:

     1.1. Aruba shall deliver within 90 days to Casey One Million Five Hundred Thousand Dollars ($1,500,000) by wire, or cashiers check, into the account, of Casey Container Corp.;

     1.2. Casey shall deliver to Aruba within five business days after receipt of funds a physical stock certificate of Casey Container Corp. in the name of Aruba Brands Corp. Said shares shall be issued upon funding which may, or may not, arrive in different stages and will equal 19.9% of the total issued and outstanding shares upon completion of funding. Furthermore, Casey will change the Company's name. The name is to be agreeable to both parties;

                     REPRESENTATIONS AND WARRANTIES OF CASEY

2.   Casey hereby represents and warrants to Aruba that:

     2.1. Authority. Casey has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and a binding obligation and is enforceable in accordance with its terms and conditions.

     2.2. Good Title. Casey represents that the aforementioned restricted shares of Casey Container Corp. will be free and clear of any liens, claims and encumbrances of any nature, form or description.

     2.3. Indemnification. Casey agrees to defend and hold Aruba harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Casey to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Casey under this Agreement.
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3.   Aruba hereby represents and warrants to Casey that:

     3.1. Authority. Aruba has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and a binding obligation and is enforceable in accordance with its terms and conditions.

     3.2. Restricted Shares. Aruba represents and understands that the aforementioned shares of Casey Container Corp. controlled by Casey are "restricted securities" as that term is defined in Rule 144 and the general rules and regulations of the 1933 Act. Aruba is fully aware of the applicable limitations on the resale of restricted securities and that these restrictions are set forth, for the most part, in Rule 144 of the Act as promulgated by the Securities and Exchange Commission "SEC" and that the certificate will be delivered with a Rule 144 Legend stamp on the certificate.

     3.3. Indemnification. Aruba agrees to defend and hold Casey harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Aruba to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Aruba under this Agreement.

                                  MISCELLANEOUS

4. Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5. No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

6. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

7. Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

8. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, including as of the date of this agreement, and merges any and all such prior discussions and/or agreements herein.

9. Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

10. Choice of Law. This Agreement and its application shall be governed by the laws of the State of Arizona.

11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

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
     Casey Representative:

              Martin R Nason
              Casey Container Corp
              7825 Calle Caballeros
              Paradise Valley, AZ 85253

     Aruba Representative:

              Robert Egeland
              Aruba Brands Corp.,
              165 S. Kenmore Ave
              Elmhurst, IL 60126

13. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

14. Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

15. Expenses. Each party will pay its own legal, accounting and any other out of pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

16. Facsimile and Electronic Signatures as Originals. Original signatures transmitted by facsimile or electronic email communication shall constitute originals for the purpose of validly executing this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.

Casey:                                       Aruba:


By /s/ Martin R Nason                        By /s/ Robert Egeland
  -------------------------------                -------------------------------
  Martin R Nason                               Robert Egeland

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